                                                                  Exhibit 99

                             [ESSI Letterhead]




For further information, please contact
Gary C. Gerhardt
(314) 553-4982


                       ENGINEERED SUPPORT POSTS RECORD
                  QUARTERLY RESULTS; RAISES 2003 ESTIMATES
                         AND PROVIDES 2004 GUIDANCE

     o    NET EARNINGS FROM CONTINUING OPERATIONS ADVANCE 79% TO $12.4
          MILLION

     o THIRD QUARTER EPS FROM CONTINUING OPERATIONS UP 67% TO $.72 VS. $.43 IN 2002

     o EPS GUIDANCE FROM CONTINUING OPERATIONS INCREASED TO $2.40 - $2.45 FOR 2003; EXPECT 20%-PLUS EPS GROWTH FORECAST FOR 2004

         ST. LOUIS, MO. - AUGUST 26, 2003 - ENGINEERED SUPPORT SYSTEMS, INC. (Nasdaq: EASI) reported record third quarter net earnings from continuing operations of $12.4 million, or $.72 per diluted share, for the quarter ended July 31, 2003, compared to $6.9 million, or $.43 per diluted share, for the same period last year. Net earnings from continuing operations included $0.3 million and $0.9 million in after-tax restructuring charges in 2003 and 2002, respectively. Net revenues for the current quarter were a record $155.7 million, or 46% higher than the $106.6 million reported for the third quarter of 2002, according to JERRY DANIELS, VICE CHAIRMAN AND CEO.

Third quarter operating income from continuing operations of a record $20.9 million was 71% above the $12.2 million reported for the same period in the prior year. The operating margin was 13.4% of quarterly net revenues compared to 11.5% for the third quarter of 2002. Restructuring charges related to the Company's ongoing facility rationalization program of $0.4 million and $1.4 million, respectively, were included in the current and prior year periods. The current quarter's results include the impact of the Company's Technical and Management Services Corporation (TAMSCO) subsidiary acquired during the third quarter of this year combined with solid organic growth in several business areas.

Net earnings from continuing operations for the third quarter rose 79% to a record $12.4 million (8.0% of net revenues) compared to $6.9 million (6.5% of net revenues) last year. The 46% increase in quarterly net revenues and the resultant incremental earnings contribution led to the significant advancement in reported results.

On May 1, 2003, Engineered Support completed the acquisition of TAMSCO, a Calverton, Maryland-based provider of information technology logistics support and telecommunications solutions to the U.S. Department of Defense
(DoD), for $66.5 million in cash, subject to certain post-closing adjustments. TAMSCO's operations are included within the Company's reported results for the entirety of the current quarter. TAMSCO contributed net revenues and pre-tax income from operations of $34.6 million and $3.9 million, respectively, during this period.

Daniels commented, "Obviously, we are pleased with the outstanding financial results reported today and are positioned to complete the year in record fashion. While we certainly received excellent top and bottom line contributions this quarter from our most recent addition to the ESSI family, TAMSCO, we also generated significant internal revenue growth of nearly 14% from our existing businesses. This combination of sustained organic growth and synergistic acquisitions will continue to drive our Company forward."

BUSINESS SEGMENT RESULTS

During the third quarter, Light Military Support net revenues more than doubled increasing to $111.4 million partially due to the inclusion of TAMSCO ($34.6 million) coupled with the incremental contribution from existing businesses of $28.9 million in net revenues, as compared to the prior year. The segment's internal growth rate for the quarter topped 60% resulting from increased equipment and services revenues of the Company's Radian business acquired in the third quarter of last year, as well as higher production levels on several key defense programs within the segment. As a result of the above, the Light Military Support segment's operating income climbed to $14.5 million (13.1% of segment net revenues) in the third quarter, compared to $2.1 million, (4.3% of segment revenues) for the same period last year. Pre-tax restructuring charges of $1.4 million were included in the prior year's results. Based upon continuing strong customer demand for the delivery of military products and services under the segment's well-funded, long-term government contracts, similar operating results for the Light Military business segment are expected for the foreseeable future.

Due primarily to the completion of the M1000 equipment trailer contract during the previous quarter, net revenues for the Heavy Military Support Equipment segment declined nearly 31% to $22.7 million during the third quarter. M1000 contract revenues totaled approximately $6 million in the third quarter of last year. The reduced revenue level led to a 55% decline in segment operating income to $3.0 million. Despite its reduced revenue base, management believes that the Heavy Military segment will continue to generate solid margins and operating earnings contributions to the Company as additional inter-segment production work migrates to the segment's very capable West Plains manufacturing facility in accordance with Engineered Support's ongoing facility rationalization program.

Electronics & Automation Systems net revenues decreased 17% to $21.6 million in the current quarter principally due to overall lower production on several of the segment's electronics programs. These temporarily reduced revenues led to a 30% decline in segment profits for the quarter. However, year-to-date revenue and earnings results for the segment are largely in line with those of the prior year, and are expected to exceed their comparable levels for the fourth quarter of 2003.

For the first nine months of 2003, net income from continuing operations totaled $29.3 million, or $1.72 per diluted share, compared to $19.4 million, or $1.21 per diluted share in 2002. Net revenues for the first nine months of 2003 were $402.4 million compared to $289.7 million for the same period in the prior year.

Daniels continued, "Quarterly results for our defense business segments were once again quite strong, particularly in the Light Military area which was boosted by the TAMSCO acquisition and, as importantly, by the increasing demand for our existing product and service offerings from several key military customers. With the ongoing political and social unrest in areas of vital U.S. interest, supported by solid defense spending budgets, we expect our market opportunities to remain extremely robust for at least the next several years.

UPDATED FINANCIAL FORECAST AND 2004 GUIDANCE

"Based upon the strength of our record financial performance through the third quarter coupled with the outstanding results of the TAMSCO acquisition, we are fortunately in the position to once again increase our forecasted revenue and earnings levels for the fourth quarter of 2003. As such, we now foresee 2003 revenues of at least $550 million, or $5 to $15 million above our previous forecast. This 35% increase in annual revenues, will generate net earnings from continuing operations (including the impact of previously announced restructuring charges associated with ongoing facility rationalization initiatives) of between $2.40 and $2.45 per diluted share - more than a 35% advancement from the prior year."

"Given our current revenue run rate and anticipated core business growth trends, for 2004, we believe that reported revenues will increase 12% to 15% to between $620 million and $630 million with earnings per share from continuing operations reaching the $3.00 threshold," concluded Daniels.

ENTERED ORDERS AND BACKLOG

Third quarter entered orders totaled $119 million, bringing orders for the first nine months of 2003 to $455 million for a book-to-bill ratio of 1.13 to 1. Total entered orders for 2003 are expected to exceed $580 million.

At July 31, 2003, total contract backlog, including unfunded production options on existing of contracts, totaled approximately $1.4 billion, including approximately $290 million provided by the TAMSCO acquisition.

In conjunction with this release, Engineered Support Systems will host a conference call, which will be simulcast over the Internet. Michael F. Shanahan, Sr., Chairman, and Gerald E. Daniels, Vice Chairman and CEO, will host the call, which is scheduled for today, August 26, 2003 at 11:00 a.m. EDT. Listeners can access the conference call live and archived over the Internet via the Company's website at http://www.engineeredsupport.com.

Engineered Support Systems, Inc. is a diversified supplier of high-tech, integrated military electronics, support equipment and logistics services for all branches of America's armed forces and certain foreign militaries. The Company also serves a variety of commercial customers. For additional information about Engineered Support Systems, please visit the Company's website.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement. Important factors which could cause the Company's actual results to differ materially from those projected in, or inferred by, forward-looking statements include, but are not limited to, the following: the decision of any of the Company's key customers, including the U.S. government, to reduce or terminate orders with the Company; cutbacks in defense spending by the U.S. government; increased competition in the Company's markets; the Company's ability to achieve and integrate acquisitions; and other risks discussed in the Company's reports filed with the Securities and Exchange Commission from time to time.

                                                ENGINEERED SUPPORT SYSTEMS, INC.
                                                     SUMMARY FINANCIAL DATA
                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        THREE MONTHS ENDED                          NINE MONTHS ENDED
                                                             JULY 31                                     JULY 31
                                              ---------------------------------------     --------------------------------------
                                                    2003                  2002                  2003                 2002
                                                    ----                  ----                  ----                 ----
                                                           (UNAUDITED)                                 (UNAUDITED)
Net Revenues from
  Continuing Operations                              $ 155,669             $ 106,599             $ 402,389            $ 289,665
                                              =================     =================     =================    =================

EBITDA from
   Continuing Operations*                            $  23,202             $  14,292             $  55,935            $  38,945

Depreciation and Amortization                            2,340                 2,084                 6,711                4,762
                                              -----------------     -----------------     -----------------    -----------------

Operating Income from
   Continuing Operations                             $  20,862             $  12,208             $  49,224            $  34,183
                                              =================     =================     =================    =================

Net Income from
   Continuing Operations                             $  12,416             $   6,933             $  29,336            $  19,399

Net Income (Loss) from
   Discontinued Operations                                                      (255)                  294               (3,924)
                                              -----------------     -----------------     -----------------    -----------------

Net Income                                           $  12,416             $   6,678             $  29,630            $  15,475
                                              =================     =================     =================    =================

Earnings per Share:
   Basic - Continuing Operations                     $    0.77             $    0.44             $    1.83            $    1.25
   Basic - Discontinued Operations                                             (0.02)                 0.02                (0.25)
                                              -----------------     -----------------     -----------------    -----------------
   Basic - Total                                     $    0.77             $    0.42             $    1.85            $    1.00
                                              =================     =================     =================    =================

   Diluted - Continuing Operations                   $    0.72             $    0.43             $    1.72            $    1.21
   Diluted - Discontinued Operations                                           (0.02)                 0.02                (0.25)
                                              -----------------     -----------------     -----------------    -----------------
   Diluted - Total                                   $    0.72             $    0.41             $    1.74            $    0.96
                                              =================     =================     =================    =================

* Earnings before interest, income taxes, depreciation and amortization.

                                                  July 31              October 31
                                                    2003                  2002
                                              -----------------     -----------------
Funded Backlog of Orders                           $   483,469           $   350,063

Options on Existing Orders                             941,459               868,643
                                              -----------------     -----------------
                                                   $ 1,424,928           $ 1,218,706
                                              =================     =================

                                                ENGINEERED SUPPORT SYSTEMS, INC.
                                                     SUMMARY FINANCIAL DATA
                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                THREE MONTHS ENDED                        NINE MONTHS ENDED
                                                     JULY 31                                   JULY 31
                                          ------------------------------            ----------------------------
                                            2003                  2002                 2003                2002
                                            ----                  ----                 ----                ----
                                                   (UNAUDITED)                               (UNAUDITED)
EBITDA from
   Continuing Operations*                 $ 23,202              $ 14,292            $ 55,935            $ 38,945

Interest Expense, Net                         (515)                 (846)             (1,145)             (2,383)

Income Tax Provision                        (7,942)               (4,430)            (18,760)            (12,405)

Net Decrease
   in Working Capital
   and Other Assets                            557                   431              26,281              14,317
                                          --------              --------            --------            --------

Net Cash Provided by
   Continuing Operations                  $ 15,302              $  9,447            $ 62,311            $ 38,474
                                          ========              ========            ========            ========



* Earnings before interest, income taxes, depreciation and amortization.

                                                ENGINEERED SUPPORT SYSTEMS, INC.
                                           CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     THREE MONTHS ENDED                          NINE MONTHS ENDED
                                                           JULY 31                                    JULY 31
                                                  ------------------------                   ------------------------
                                                     2003           2002        % CHANGE       2003           2002        % CHANGE
                                                     ----           ----        --------       ----           ----        --------
                                                          (UNAUDITED)                                (UNAUDITED)
Net revenues                                      $ 155,669      $ 106,599        46.0%      $ 402,389      $ 289,665       38.9%
Cost of revenues                                    117,508         80,808        45.4%        307,299        222,200       38.3%
                                                  ---------      ---------                   ---------      ---------
Gross profit                                         38,161         25,791        48.0%         95,090         67,465       40.9%
Selling, general and administrative expense          16,850         12,142        38.8%         44,224         31,841       38.9%
Restructuring expense                                   449          1,441                       1,642          1,441
                                                  ---------      ---------                   ---------      ---------
Operating income from continuing operations          20,862         12,208        70.9%         49,224         34,183       44.0%
Interest expense, net                                  (515)          (846)      -39.1%         (1,145)        (2,383)     -52.0%
Gain on sale of assets                                   11              1                          17              4
                                                  ---------      ---------                   ---------      ---------
Income from continuing operations                    20,358         11,363        79.2%         48,096         31,804       51.2%
Income tax provision                                  7,942          4,430        79.3%         18,760         12,405       51.2%
                                                  ---------      ---------                   ---------      ---------
Net income from continuing operations                12,416          6,933        79.1%         29,336         19,399       51.2%

Discontinued operations:
   Income (loss) from discontinued
       operations, net of income tax                                    97                         294           (427)
   Estimated loss on disposal, net
       of income tax                                                  (352)                                    (3,497)
                                                  ---------      ---------                   ---------      ---------
Net income                                        $  12,416      $   6,678        85.9%      $  29,630      $  15,475       91.5%
                                                  =========      =========                   =========      =========

Basic earnings per share (1):
   Continuing operations                          $    0.77          $0.44        75.0%      $    1.83      $    1.25       46.4%
   Discontinued operations:
       Income (loss)                                                  0.01                        0.02          (0.03)
       Estimated loss on disposal                                    (0.03)                                     (0.22)
                                                  ---------      ---------                   ---------      ---------
   Total                                          $    0.77         $ 0.42        83.3%      $    1.85      $    1.00       85.0%
                                                  =========      =========                   =========      =========

Diluted earnings per share (1):
   Continuing operations                          $    0.72          $0.43        67.4%      $    1.72      $    1.21       42.1%
   Discontinued operations:
       Income (loss)                                                  0.01                        0.02          (0.03)
       Estimated loss on disposal                                    (0.03)                                     (0.22)
                                                  ---------      ---------                   ---------      ---------
   Total                                          $    0.72         $ 0.41        75.6%      $    1.74      $    0.96       81.3%
                                                  =========      =========                   =========      =========

Weighted average common shares outstanding (1):
   Basic                                             16,171         15,708         2.9%         16,054         15,510        3.5%
                                                  =========      =========                   =========      =========
   Diluted                                           17,194         16,215         6.0%         17,016         16,065        5.9%
                                                  =========      =========                   =========      =========

(1) All share and per share amounts have been adjusted to reflect a 3-for-2 stock split as of October 31, 2002.

                                                ENGINEERED SUPPORT SYSTEMS, INC.
                                                    BUSINESS SEGMENT RESULTS
                                                         (IN THOUSANDS)

                                                      THREE MONTHS ENDED                            NINE MONTHS ENDED
                                                           JULY 31                                       JULY 31
                                                    -----------------------                     -----------------------
                                                      2003           2002         % CHANGE        2003           2002    % CHANGE
                                                      ----           ----         --------        ----           ----    --------
                                                          (UNAUDITED)                                 (UNAUDITED)
NET REVENUES:

Light Military Support Equipment                    $111,367       $ 47,871        132.6%       $248,860       $124,833    99.4%

Heavy Military Support Equipment                      22,705         32,790        -30.8%         85,348         98,235   -13.1%

Electronics & Automation Systems                      21,597         25,938        -16.7%         68,181         66,597     2.4%
                                                    --------       --------                     --------       --------

   Total                                            $155,669       $106,599         46.0%       $402,389       $289,665    38.9%
                                                    ========       ========                     ========       ========


OPERATING INCOME FROM CONTINUING OPERATIONS:

Light Military Support Equipment                    $ 14,535       $  2,079        599.1%       $ 28,209       $ 11,779   139.5%

Heavy Military Support Equipment                       2,979          5,380        -44.6%         12,632         14,331   -11.9%

Electronics & Automation Systems                       3,348          4,749        -29.5%          8,383          8,073     3.8%
                                                    --------       --------                     --------       --------

                                                      20,862         12,208         70.9%         49,224         34,183    44.0%

Interest expense, net                                   (515)          (846)       -39.1%         (1,145)        (2,383)  -52.0%

Gain on sale of assets                                    11              1                           17              4
                                                    --------       --------                     --------       --------

Income from continuing
     operations before income taxes                 $ 20,358       $ 11,363         79.2%       $ 48,096       $ 31,804    51.2%
                                                    ========       ========                     ========       ========

                                        ENGINEERED SUPPORT SYSTEMS, INC.
                                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                                 (IN THOUSANDS)

                                                                            JULY 31              OCTOBER 31
                                                                              2003                  2002
                                                                              ----                  ----
                                                                          (UNAUDITED)
ASSETS
Current Assets:
  Cash and cash equivalents                                                $ 16,306               $   4,793
  Accounts receivable                                                        76,315                  47,407
  Contracts in process and inventories                                       33,683                  42,182
  Deferred income taxes                                                       6,660                   6,660
  Other current assets                                                        4,929                   5,010
  Current assets of discontinued operations                                                          10,079
                                                                           --------               ---------
          Total current assets                                              137,893                 116,131

Property, plant and equipment                                                49,514                  43,105
Goodwill                                                                    169,985                 103,444
Deferred income taxes                                                         6,885                   6,885
Other assets                                                                 20,625                  19,274
Long-term assets of discontinued operations                                                           1,308
                                                                           --------               ---------
          Total Assets                                                     $384,902               $ 290,147
                                                                           ========               =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Notes payable                                                            $ 81,000               $  13,000
  Current maturities of long-term debt                                          108                  21,000
  Accounts payable                                                           40,898                  28,439
  Other current liabilities                                                  54,705                  32,323
  Current liabilities of discontinued operations                                                      3,793
                                                                           --------               ---------
          Total current liabilities                                         176,711                  98,555

Long-term debt                                                                  118                  21,000
Other liabilities                                                            31,180                  35,735
Shareholders' Equity                                                        176,893                 134,857
                                                                           --------               ---------
          Total Liabilities and Shareholders' Equity                       $384,902               $ 290,147
                                                                           ========               =========


                                  * * * *